UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2011

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	15 Skyline Drive, Hawthorne, NY	10532
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (d)

    On April 20, 2011, Acorda Therapeutics, Inc. (the “Company”) announced the resignation of Wise Young, Ph.D., M.D., from the Company’s Board of Directors effective April 19, 2011.  At the same time, the Company announced that Peder Jensen, M.D., was elected to the Board of Directors to replace Dr. Young, effective April 19, 2011, to serve as one of our Class II Directors whose term will expire in 2013.  The Board is evaluating whether Dr. Jensen will serve on any of its Committees.  Dr. Young will continue to advise the company in a consulting role as Special Scientific Advisor.  Dr. Young did not resign over any disagreement on any matter with the Company.  A copy of the press release announcing these changes to the Company’s Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item.

    Upon his appointment to the Board of Directors, Dr. Jensen became entitled to compensation in accordance with our director compensation policy.  Pursuant to this policy as currently in effect, each of our directors receives a base annual cash retainer of $40,000.  In the case of a director who is elected to the Board of Directors other than at an annual meeting of our stockholders, such as Dr. Jensen, the retainer will be prorated based on the portion of the current term (which ends with our next annual meeting, and which in Dr. Jensen’s case is the 2011 annual meeting) that he will serve as a member of the Board of Directors.  Also, as a new member of the Board of Directors, Dr. Jensen has been awarded an initial stock option grant for 25,000 shares of our common stock, and he will be entitled to receive annual stock option grants.  Under the director compensation policy, annual stock option grants are made each year on the date of our annual meeting of stockholders.  Currently, our directors receive an annual stock option grant for 10,000 shares of our common stock.  Options awarded to our directors vest over a one-year period in equal quarterly installments, have a ten year term (which may be shortened if a director’s membership on our board terminates), and have an exercise price equal to the fair market value of our common stock on the date of grant (equal to the closing price of our common stock on the NASDAQ market on the date of grant). In the case of a new director such as Dr. Jensen, who was not first elected to our Board at an annual meeting of stockholders, his 2011 annual stock option grant will be awarded when his initial stock option grant is fully vested (i.e., on the first anniversary of his election to the Board), and the amount of that first annual award will be prorated based on the period of time between the grant date of the annual award and the date of our 2012 annual meeting.  Our directors are also reimbursed for appropriate expenses related to their service on our Board of Directors.

    There is no arrangement or understanding between Dr. Jensen and any other persons or entities pursuant to which Dr. Jensen was appointed as a director.

    Since the beginning of the Company’s 2010 fiscal year, neither Dr. Jensen nor any immediate family member of Dr. Jensen has been a party to any transaction or currently proposed transaction with Dr. Jensen that is reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                    Description

99.1                                Press Release dated April 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

April 21, 2011	By:	/s/David Lawrence
Name: David Lawrence
Title: Chief Financial Officer

Exhibit Index

Exhibit No.                    Description

99.1                                Press Release dated April 20, 2011